Exhibit 99

VCAT Reports Results for the Three and Nine Months

Ended March 31, 2004

San Diego, California, May 11, 2004 – Venture Catalyst Incorporated (“VCAT”) (OTCBB: VCAT), today reported operating results for the three and nine months ended March 31, 2004.

Three Months Ended March 31, 2004 Results

VCAT reported a net loss for the three months ended March 31, 2004, of $266,000 or $0.04 loss per share. This compares with a net loss of $485,000, or $0.07 loss per share, for the three months ended March 31, 2003. Weighted average shares outstanding were 7,206,598 for both periods.

Revenues for the three months ended March 31, 2004 were $2,027,000, as compared to $950,000 during the three months ended March 31, 2003.

Costs of revenues was $1,348,000 during the three months ended March 31, 2004, as compared to $170,000 during the three months ended March 31, 2003. During the prior year period, cost of revenues was reduced by $562,000, as a result of adjustments related to the anticipated contract loss related to our consulting agreement with the Barona Tribe.

Operating expenses, consisting of general and administrative, sales and marketing and research and development, were $682,000 during the three months ended March 31, 2004 compared to $1,038,000 during the three months ended March 31, 2003.

Net other expense, primarily relating to interest expense on VCAT’s long-term debt, was $264,000 during the three months ended March 31, 2004, compared to $227,000 during the three months ended March 31, 2003.

Nine Months Ended March 31, 2004 Results

VCAT reported a net loss for the nine months ended March 31, 2004, of $351,000 or $0.05 loss per share. This compares with a net loss of $3,416,000, or $0.47 loss per share, for the nine months ended March 31, 2003. Weighted average shares outstanding were 7,206,598 for both periods.

Revenues for the nine months ended March 31, 2004 were $5,932,000, as compared to $3,502,000 during the nine months ended March 31, 2003.

Costs of revenues was $3,209,000 during the nine months ended March 31, 2004, as compared to $3,202,000 during the nine months ended March 31, 2003. During the prior year period, cost of revenues included an increase in the anticipated contract loss related to the consulting agreement with the Barona Tribe of $530,000.

Operating expenses, consisting of general and administrative, sales and marketing and research and development, were $2,306,000 during the nine months ended March 31, 2004 compared to $3,080,000 during the nine months ended March 31, 2003.

Net other expense, primarily relating to interest expense on VCAT’s long-term debt, was $769,000 during the nine months ended March 31, 2004, compared to $636,000 during the nine months ended March 31, 2003.

Change in Cash Position

As of March 31, 2004, VCAT’s unrestricted cash and cash equivalents balance was $7,152,000, an increase of $316,000 from the June 30, 2003 balance.

About VCAT

VCAT is a provider of consulting services and technology in the gaming and hospitality market. VCAT is headquartered in San Diego, California.

VENTURE CATALYST INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31,

(unaudited)

	2004	2003
Revenues:
Consulting services	$1,775,600	$950,000
Software products and related services	251,824	—

Total revenues	2,027,424	950,000

Cost of revenues:
Consulting services	704,088	637,580
Anticipated contract loss	—	(562,136)
Software products and related services	643,743	94,320

Total cost of revenues	1,347,831	169,764

Gross profit	679,593	780,236

Operating expenses:
General and administrative	539,643	859,398
Sales and marketing	128,426	84,483
Research and development	13,477	93,980

Total operating expenses	681,546	1,037,861

Operating loss	(1,953)	(257,625)

Other income (expense):
Interest income	13,947	17,012
Interest expense	(277,586)	(252,351)
Other	(523)	8,000

Other expense, net	(264,162)	(227,339)

Net loss	(266,115)	(484,964)

Basic and diluted loss per share:
Net loss per share - basic and diluted	$(.04)	$(.07)

Weighted average common shares outstanding - basic and diluted	7,206,598	7,206,598

VENTURE CATALYST INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended March 31,

(unaudited)

	2004	2003
Revenues:
Consulting services	$5,677,400	$3,502,000
Software products and related services	254,522	—

Total revenues	5,931,922	3,502,000

Cost of revenues:
Consulting services	2,035,037	2,292,497
Anticipated contract loss	—	529,873
Software products and related services	1,173,478	379,714

Total cost of revenues	3,208,515	3,202,084

Gross profit	2,723,407	299,916

Operating expenses:
General and administrative	1,808,551	2,382,116
Sales and marketing	457,988	288,946
Research and development	39,207	409,159

Total operating expenses	2,305,746	3,080,221

Operating profit (loss)	417,661	(2,780,305)

Other income (expense):
Interest income	41,991	77,541
Interest expense	(810,547)	(736,861)
Other	(523)	23,300

Other expense, net	(769,079)	(636,020)

Net loss	(351,418)	(3,416,325)

Basic and diluted loss per share:
Net loss per share - basic and diluted	$(.05)	$(.47)

Weighted average common shares outstanding - basic and diluted	7,206,598	7,206,598